UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2009

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

New Hampshire	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Trafalgar Square, Suite 449 Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 589-4097

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

As more fully described in the Current Report on Form 8-K of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) filed August 21, 2008, on August 15, 2008, ABA Retirement Funds (“ARF”), The Northern Trust Company (“Northern Trust”) and Northern Trust Investments, N.A., a wholly-owned subsidiary of Northern Trust (“NTI”), entered into a Fiduciary Investment Services Agreement (the “FISA Agreement”). The FISA Agreement provides, among other things, that on or about July 1, 2009 or such other date as the parties may agree (“FISA Effective Date”), Northern Trust will be substituted for State Street Bank and Trust Company of New Hampshire (“State Street”) as trustee of the Collective Trust.

As more fully described in the Current Report on Form 8-K of the Collective Trust filed December 24, 2008, on December 6, 2008, ARF, ING Life Insurance and Annuity Company (“ILIAC”), and ING Institutional Plan Services, LLC, a wholly-owned affiliate of ILIAC (“IPS”), entered into a Program Services Agreement (the “PSA Agreement”). The PSA Agreement provides that it will become effective on May 1, 2009 or such earlier date as the parties may agree (“PSA Effective Date”). The PSA Agreement provides, among other things, for the performance by ILIAC, through IPS, of the administrative, communication and marketing services now required by the Administrative and Investment Services Agreement (As Amended and Restated) between State Street Bank and Trust Company (“State Street Bank”) and ARF, dated November 18, 2002, as amended (the “AISA Agreement”). In anticipation of the implementation of the changes to the ABA Retirement Funds Program (the “Program”) contemplated by the FISA Agreement and the PSA Agreement, on December 19, 2008, State Street Bank provided to ARF the required nine months’ notice (“Termination Notice”) to terminate the AISA Agreement with ARF as to all services provided under such agreement, effective as of September 30, 2009, subject to the earlier implementation of the FISA Agreement and the PSA Agreement.

By letter dated January 30, 2009 from ARF to State Street (“Letter”), ARF acknowledged the receipt of the Termination Notice. In addition, ARF elected an extension period (“Extension Period”) applicable to the AISA Agreement beginning on October 1, 2009 ending on September 30, 2010, subject to (i) the earlier implementation of the PSA Agreement with respect to administrative services provided thereunder and (ii) the earlier implementation of the FISA Agreement with respect to trustee services provided thereunder. During the Extension Period, State Street will continue to be responsible for recordkeeping and administrative services required by the AISA Agreement until the PSA Effective Date. After such date, State Street will be relieved from its obligations to provide recordkeeping and administrative services pursuant to the AISA Agreement, except that State Street will be required to interface with IPS as necessary for the proper operation of the Program prior to the FISA Effective Date. During the Extension Period, State Street will continue to perform its obligations as trustee of the Collective Trust prior to the FISA Effective Date. A copy of the Letter is filed as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.7.10	Letter dated January 30, 2009 from ABA Retirement Funds to State Street Bank and Trust Company of New Hampshire.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: February 5, 2009	By:	/s/ Robert E. Fullam
	Name:	Robert E. Fullam
	Title:	Chief Financial Officer

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